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                                   SECURITIES AND EXCHANGE COMMISSION
                                         Washington, D.C. 20549


                                                 FORM 8-A
                              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                                      SECURITIES EXCHANGE ACT OF 1934


                                            FORD MOTOR COMPANY
                                            ------------------
                             (Exact name of registrant as specified in its charter)



                          Delaware                                          38-0549190
                -----------------------------                           -----------------
                (State or other jurisdiction of                         (I.R.S. Employer
                incorporation or organization)                          Identification No.)



                 One American Road, Dearborn, Michigan                            48126
                 -------------------------------------                            -----
                (Address or principal executive offices)                       (Zip Code)




          If this form relates to the registration                If this form relates to the registration
          of a class of securities pursuant to                    of a class of securities pursuant to
          Section 12(b) of the Exchange Act and is                Section 12(g) of the Exchange Act
          effective upon filing pursuant to                       and is effective pursuant to General
          General Instruction A.(c), please                       Instruction A.(d), please check the
          check the following box. [X]                            following box. [ ]


         Securities Act registration statement file numbers to which this form relates: 333-75214
                                                                                        ---------

                   Securities to be registered pursuant to Section 12(b) of the Act:


                Title of Each Class                                  Name of Each Exchange
                to Be So Registered                         on Which Each Class Is to Be Registered
             --------------------------                     ---------------------------------------
            7.50% Notes due June 10, 2043                           New York Stock Exchange


                 Securities to be registered pursuant to Section 12(g) of the Act:  None

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Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the 7.50% Notes due June 10, 2043 (the "Notes") issued by Ford Motor Company (the "Company"). The Notes are described in the Company's Prospectus dated January 24, 2002 (the "Prospectus") under the heading "Description of Debt Securities" and in the Prospectus Supplement (the "Prospectus Supplement") dated June 18, 2003 to the Prospectus under the heading "Description of Notes." The Prospectus Supplement and the Prospectus were filed with the Securities and Exchange Commission pursuant to the Company's Registration Statement No. 333-75214 by the Company pursuant to Rule 424(b)(5) on June 19, 2003.


Item 2.  Exhibits


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----------------------------------- ------------------------------------- ----------------------------------------
Designation                         Description                           Method of Filing
----------------------------------- ------------------------------------- ----------------------------------------
Exhibit 3-A                         Restated Certificate of Incorporation Filed as Exhibit 3-A to Ford Motor
                                    of Ford Motor Company.                Company Annual Report on Form 10-K
                                                                          for the year ended December 31, 2000
                                                                          and incorporated herein by reference.
                                                                          File No. 1-3950.
----------------------------------- ------------------------------------- ----------------------------------------
Exhibit 3-B                         By-Laws of Ford Motor Company as      Filed as Exhibit 3-B to Ford Motor
                                    amended through December 12, 2002.    Company Annual Report on Form 10-K
                                                                          for the year ended December 31, 2002 and
                                                                          incorporated herein by reference.
                                                                          File No. 1-3950.
----------------------------------- ------------------------------------- ----------------------------------------
Exhibit 4-A                         Form of Indenture between Ford        Filed as Exhibit 4.1 to Ford Motor
                                    Motor Company and JPMorgan            Company Registration Statement
                                    Chase Bank relating to Debt           No. 333-75214 and incorporated herein by
                                    Securities.                           reference.
----------------------------------- ------------------------------------- ----------------------------------------

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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        FORD MOTOR COMPANY



                                        By: /s/ Kathryn S. Lamping
                                            -------------------------------
                                        Name:     Kathryn S. Lamping
                                        Title:    Assistant Secretary


Dated:  June 25, 2003